UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2007
SOUTHWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-23064	73-1136584
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification No)

608 South Main Street, Stillwater, Oklahoma		74074
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (405) 372-2230
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
EX-3.2: BYLAWS, AS AMENDED

Item 5.03. Amendments to Articles of Incorporation or Bylaws.
Item 7.01 Regulation FD Disclosure.
On November 15, 2007, the Board of Directors of Southwest Bancorp, Inc., (“Southwest”) unanimously approved an amendment of Article VII of the Company’s Bylaws to provide for the issuance and transfer of uncertificated shares. This amendment was necessary in order to allow Southwest to qualify for participation in a direct registration program. Under a direct registration program a shareholder may become a record holder of the issuer without the issuance of a securities certificate, and transactions may be effected electronically without the risks and delays associated with securities certificates. The NASDAQ Stock Market, Inc. (“NASDAQ”), on which the shares of the Southwest’s common stock are now listed, and the NYSE and American Stock Exchange, each requires that all of the companies listed on it cause their securities to be eligible to participate in a direct registration program before January 1, 2008.
Shareholders may not exchange their certificated shares for uncertificated shares until Southwest begins its actual participation in the direct registration program, which Southwest expects to occur in the first quarter of 2008.
This amendment does not affect the validity of outstanding stock certificates. A shareholder’s participation in the direct registration system is optional, and all shareholders will continue to be able to obtain certificates for their shares if they wish.
The above summary is qualified in its entirety by reference to the full text of the Bylaws as Amended, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K. The full text of the Bylaws is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. Exhibit 3.2-Southwest Bancorp Inc. Bylaws, as Amended
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.
By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

Dated: November 19, 2007